Exhibit 99.1

Mistras Group, Inc. Delivers First Quarter Revenue Growth of 34%; Net Income Increases 103%

EPS Increases 83%; Adjusted EBITDA* Increases 42%

PRINCETON JUNCTION, N.J., Oct.10, 2011 (GLOBE NEWSWIRE) — Mistras Group, Inc. (NYSE:MG - News), a leading “one source” global provider of technology-enabled asset protection solutions, today reported financial results for the first quarter of fiscal 2012. Revenue for the first quarter of fiscal 2012 was $91.4 million, an increase of 34%, over the $68.4 million reported in the first quarter of fiscal 2011. Net income for the first quarter of fiscal 2012 grew by 103% to $3.2 million, or $0.11 per diluted share, versus $1.6 million, or $0.06 per diluted share, in the first quarter of fiscal 2011. Adjusted EBITDA*, a non-GAAP measure detailed later in this release, increased 42% to $12.0 million in the first quarter of fiscal 2012 versus $8.5 million in the first quarter of fiscal 2011.

Consistent with prior quarters, organic growth contributed the bulk of the revenue gain. In the first quarter of fiscal 2012, the organic growth rate was 19%, while acquisition growth was 12% and the balance of growth was due to foreign currency fluctuations.

Additional Financial Highlights for the first quarter of Fiscal 2012:

•                  Operating income margins grew by 170 basis points and Adjusted EBITDA* margins grew by 70 basis points compared to the same quarter of fiscal 2011.

•                  The Company generated $12.8 million in net cash from operating activities in the first quarter of fiscal 2012 versus $9.2 million in the same quarter of fiscal 2011, representing an increase of 39%.

•                  Revenues from the oil and gas market grew by 24% while revenues from all other markets combined grew by more than 40% in the first quarter of fiscal 2012.

Chairman and Chief Executive Officer, Dr. Sotirios J. Vahaviolos stated that, “We were pleased with the continued momentum of our business in the first quarter of fiscal 2012, which is a traditionally slow quarter for us.  Once again, organic revenue growth was a significant driver behind our results, rising to 19% in the first quarter.  Our unique approach, which provides ‘One Source’ Asset Protection Solutions to our customers, continues to receive broad acceptance in the many target markets that we serve.”

Business Outlook/Guidance for Fiscal Year 2012

The Company’s outlook is for continued double digit growth in revenue and Adjusted EDITDA*. The Company is affirming its previously issued guidance for fiscal 2012 revenues to be in the range of $375 million to $390 million and Adjusted EBITDA* to be in the range of $59 million to $64 million. Mistras does not provide specific guidance for individual quarters, but will update its annual guidance at least quarterly.

Earnings Conference Call

In connection with this earnings release, Mistras will hold its quarterly conference call on Tuesday, October 11, 2011 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-800-901-5241 and use confirmation code 55375743 when prompted. The International dial-in number is 1-617-786-2963.

About Mistras Group, Inc.

MISTRAS is a leading “one source” global provider of technology-enabled asset protection solutions used to evaluate the structural integrity of critical energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers the ability to extend the useful life of their assets, improve productivity & profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

MISTRAS uniquely combines its industry-leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity (MI) and non-destructive testing (NDT) services; and its proprietary world class data warehousing & analysis software- to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company’s website at www.mistrasgroup.com or contact Frank Joyce, Chief Financial Officer at 609-716-4103.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 12, 2011, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

The term “Adjusted EBITDA” is a financial measurement not calculated in accordance with U.S. generally accepted accounting principles. The Company believes that investors and other users of the financial statements benefit from the presentation of Adjusted EBITDA because it provides an additional metric to compare the Company’s operating performance on a consistent basis and measure underlying trends and results of the Company’s business. A reconciliation of this to a financial measurement under GAAP is set forth in a table attached to this press release.

Mistras Group, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share data)

	August 31, 2011	May 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$6,491	$10,879
Accounts receivable, net	72,706	78,031
Inventories, net	10,226	9,830
Deferred income taxes	1,282	1,278
Prepaid expenses and other current assets	6,825	6,761
Total current assets	97,530	106,779
Property, plant and equipment, net	52,750	49,168
Intangible assets, net	28,163	27,304
Goodwill	68,970	64,146
Other assets	1,104	1,240
Total assets	$248,517	$248,637

LIABILITIES, PREFERRED STOCK AND EQUITY
Current Liabilities
Current portion of long-term debt	$6,551	$7,226
Current portion of capital lease obligations	6,526	5,853
Accounts payable	5,580	6,656
Accrued expenses and other current liabilities	29,020	28,028
Income taxes payable	2,365	2,825
Total current liabilities	50,042	50,588
Long-term debt, net of current portion	9,495	14,625
Obligations under capital leases, net of current portion	11,047	9,623
Deferred income taxes	2,920	2,863
Other long-term liabilities	3,719	3,452
Total liabilities	77,223	81,151

Commitments and contingencies
Preferred stock, 10,000,000 shares authorized	—	—
Equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 27,712,038 and 27,667,122 shares issued and outstanding as of August 31, 2011 and May 31, 2011, respectively	277	277
Additional paid-in capital	181,521	180,594
Accumulated deficit	(10,789)	(14,017)
Accumulated other comprehensive income (loss)	(7)	303
Total Mistras Group, Inc. stockholders’ equity	171,002	167,157
Noncontrolling interest	292	329
Total equity	171,294	167,486
Total liabilities, preferred stock and equity	$248,517	$248,637

Mistras Group, Inc.

Unaudited Consolidated Statement of Operations

(in thousands, except per share data)

	Three months ended August 31,
	2011	2010
Revenues:
Services	$82,902	$61,252
Products	8,545	7,158
Total revenues	91,447	68,410
Cost of revenues:
Cost of services	56,887	41,391
Cost of products sold	3,640	3,277
Depreciation related to services	3,323	2,809
Depreciation related to products	177	155
Total cost of revenues	64,027	47,632
Gross profit	27,420	20,778
Selling, general and administrative expenses	19,381	15,479
Research and engineering	589	555
Depreciation and amortization	1,479	1,178
Legal reserve	—	250
Income from operations	5,971	3,316
Other expenses
Interest expense	661	690
Income before provision for income taxes	5,310	2,626
Provision for income taxes	2,116	1,054
Net income	3,194	1,572
Net loss attributable to noncontrolling interests, net of taxes	34	20
Net income attributable to Mistras Group, Inc.	$3,228	$1,592
Earnings per common share:
Basic	$0.12	$0.06
Diluted	$0.11	$0.06
Weighted average common shares outstanding:
Basic	27,677	26,664
Diluted	28,225	26,778

Mistras Group, Inc.

Unaudited Operating Data by Segment

(in thousands)

	Three months ended August 31,
	2011	2010

Revenues
Services	$75,689	$55,282
Products and Systems	7,513	5,310
International	9,773	9,040
Corporate and eliminations	(1,528)	(1,222)
	$91,447	$68,410

	Three months ended August 31,
	2011	2010

Gross profit
Services	$20,308	$15,001
Products and Systems	3,751	2,569
International	3,431	3,271
Corporate and eliminations	(70)	(63)
	$27,420	$20,778

Mistras Group, Inc.

Unaudited Reconciliation of
Net Income Attributable to Mistras Group, Inc. to EBITDA and Adjusted EBITDA

(in thousands)

	Three months ended August 31,
	2011	2010
EBITDA and Adjusted EBITDA data
Net income attributable to Mistras Group, Inc.	$3,228	$1,592
Interest expense	661	690
Provision for income taxes	2,116	1,054
Depreciation and amortization	4,979	4,142
EBITDA	$10,984	$7,478
Legal reserve	—	250
Stock compensation expense	1,002	729
Adjusted EBITDA	$11,986	$8,457